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                     STEPHEN BLUM - INVESTOR RELATIONS

                     (480) 754-5040

                     TOM HERRMANN - CORPORATE COMMUNICATIONS

                     (480) 754-2202

                THE DIAL CORPORATION'S CEO AND CFO TO PRESENT AT THE

                GOLDMAN SACHS GLOBAL CONSUMER PRODUCTS CONFERENCE

         SCOTTSDALE, ARIZ. - MAY 7, 2002 - The Dial Corporation's (NYSE: DL) Chairman, President and CEO Herbert M. Baum and Executive Vice President and CFO Conrad A. Conrad will present to investors May 10 at the Goldman Sachs Global Consumer Products Conference in New York. Mr. Baum and Mr. Conrad will speak at 8:50 a.m. EDT.

         A live audio web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com/webcasts.cfm. To access the web cast enter Username: conference/conf2 and Password: goldman2. A replay will be available through the same link through May 17, 2002.

         The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners and Armour Star canned meats. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.

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